biotricity Receives an FDA 510(k) Clearance – Marks Major Milestone in Path to Commercialization

REDWOOD CITY, CA, October 18, 2016 – biotricity inc. (OTC.QB: BTCY), a healthcare technology company dedicated to delivering innovative, medically relevant biometric remote monitoring solutions has received a 510(k) clearance from the U.S. Food and Drug Administration (FDA) for a key component of its solution. This clearance is another watershed moment in the company’s quest to market its remote cardiac monitoring solution comprised of the bioflux software and device. By developing medical remote monitoring solutions that help diagnose and manage chronic diseases, biotricity seeks to revolutionize the health industry by bridging the gap in chronic care management.

Waqaas Al-Siddiq, Founder and CEO of biotricity said, “Achieving an FDA clearance validates the capability of biotricity to meet its vision of developing a series of clinically accurate medical devices that are applicable in both medical and home-based settings. Receiving a 510(k) clearance is a significant accomplishment towards our goal of enabling physicians to remotely monitor and diagnose patients with cardiovascular disease and coronary heart disease. More importantly, it is yet another step to making this vision a reality."

biotricity’s mission is to develop multiple solutions for a variety of chronic illnesses by designing monitoring devices paired with chronic care management tools. Upon commercial availability, the device will be used by physicians and hospitals in the diagnostic process and then by patients for long-term care management. This is particularly important because traditional healthcare diagnostic solutions are generally restricted to the physician’s office or inside of the hospital. biotricity’s focus is to develop solutions that improve patient compliance, and empowers the individual to take better care of their health in order to facilitate chronic disease management for long-term care.

“While wrist-worn fitness devices are incredibly popular and valuable for the fitness and lifestyle markets, they are not applicable for chronic patients. The reality is they are not cleared by the FDA, and we believe some of them may not be capable of reliably measuring heart rates,” said Al-Siddiq. “Unlike these light weight lifestyle/fitness devices, we aim to impact the healthcare by targeting at-risk patients and to do that you need medically relevant devices.”

About biotricity, Inc.

biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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